                                                                      EXHIBIT 11

                     MICROSEMI CORPORATION AND SUBSIDIARIES

                               EARNINGS PER SHARE

   FOR EACH OF THE THREE FISCAL YEARS IN THE PERIOD ENDED SEPTEMBER 28, 1997

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
                                                            1997    1996   1995
                                                           ------- ------ ------
                                                           (IN THOUSANDS, EXCEPT
                                                              PER SHARE DATA)
PRIMARY
Net income................................................ $11,051 $8,100 $6,053
                                                           ======= ====== ======
Equivalent shares outstanding.............................   8,574  7,860  7,789
Equivalent shares from stock options......................     361    428    424
                                                           ------- ------ ------
Primary common and common equivalent shares...............   8,935  8,288  8,213
                                                           ======= ====== ======
Primary earnings per share................................ $  1.24 $ 0.98 $ 0.74
                                                           ======= ====== ======
FULLY DILUTED
Net income................................................ $11,051 $8,100 $6,053
Interest savings from conversion of long term debt........   1,244  1,297  1,334
                                                           ------- ------ ------
Fully diluted net income.................................. $12,295 $9,397 $7,387
                                                           ======= ====== ======
Equivalent shares outstanding.............................   8,574  7,868  7,789
Equivalent shares from stock options......................     380    428    549
Convertible shares........................................   3,016  3,509  3,523
                                                           ------- ------ ------
Fully diluted common and common equivalent shares.........  11,970 11,805 11,861
                                                           ======= ====== ======
Fully diluted earnings per share.......................... $  1.03 $ 0.80 $ 0.62
                                                           ======= ====== ======
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